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                                                                    EXHIBIT 10.1

                               EXCHANGE AGREEMENT


                  THIS EXCHANGE AGREEMENT (the "Agreement") is dated as of October 13, 1998 between Jeffrey P. Orleans ("Shareholder") and Orleans Homebuilders, Inc., a Delaware corporation ("Company").

         1. Exchange. On the terms and subject to the conditions contained herein, Shareholder agrees to deliver to Company for cancellation the notes of Company, in the principal aggregate amount of $3,000,000, listed on Exhibit A hereto (the "Notes"), and Company agrees to exchange (the "Exchange") for the Notes, and transfer to Shareholder, 100,000 shares of Company's Series D Preferred Stock as set forth in the Certificate of Designations, Preferences and Rights therefor (the "Shares").

         2. Consummation of Exchange. The Exchange shall take place in accordance with the following:

                  2.1 Upon execution by each of the parties hereto of this Agreement, Shareholder shall deliver to Company for cancellation the Notes and Company shall immediately cancel the Notes.

                  2.2 Company, contemporaneously with Shareholder's performance of his obligations hereunder, shall issue to Shareholder the Shares.

                  2.3 In addition to the foregoing, the parties hereto agree at any time and from time to time, at or after the date hereof, upon request of either party, to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required to consummate the transactions provided for in this Agreement.

         3. Representations and Warranties of Shareholder. Shareholder represents and warrants to Company that:

                  3.1 Shareholder has good and marketable title to the Notes, free and clear of all liens, pledges and encumbrances of any kind, nature and description.

                  3.2 Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to transfer and convey the Notes as contemplated by this Agreement.

                  3.3 Shareholder acknowledges that neither the Shares nor the shares of Company's common stock, par value $0.10, issuable upon conversion of the Shares (the "Conversion Shares") have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the Shares are being

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issued to Shareholder and, if the Shares are converted in whole or any part, the
Conversion Shares will be issued to Shareholder, pursuant to an exemption from registration contained in the Securities Act based in part upon Shareholder's representations and covenants contained in this section. Shareholder is acquiring the Shares and any Conversion Shares solely for his own account and with no intention of distributing or reselling said securities or any part thereof, or interest therein, in any transaction which would be in violation of the securities laws of the United States or any state thereof. Shareholder is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act). Shareholder acknowledges and agrees that (i) the Shares and the Conversion Shares are subject to limitations on transferability under the Securities Act and applicable state securities laws, (ii) Company has no obligation to effect registration of the Shares or the Conversion Shares under the Securities Act or any applicable state securities laws or otherwise to comply with any requirements necessary for transfer or assignment of the Shares or the Conversion Shares to be exempt from such registration, and (iii) no transfer of the Shares or the Conversion Shares shall be effected unless an opinion of counsel acceptable to Company shall be delivered to Company to the effect that such contemplated transfer may be effected without registration under the Securities Act and any applicable state securities laws.

         4. Representation and Warranty of Company. Company has the absolute and unrestricted right, power and authority to issue the Shares and the Conversion Shares. Upon issuance, the Shares shall be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with the provisions of the Certificate of Designations, Preferences and Rights of the Shares, the Conversion Shares will be duly and validly issued, fully paid and nonassessable.

         5. Survival of Representation and Warranties. All of the representations, warranties and agreements made by each party hereto in this Agreement shall be continuing and shall survive the closing and the transfers made hereunder, notwithstanding any investigation made by or on behalf of any party hereto.

         6. Miscellaneous.

                  6.1 Counterparts. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

                  6.2 Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect thereto.

                  6.3 Successors and Assigns; Parties in Interest. This Agreement and the rights or obligations of any party hereunder may not be assigned or delegated without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.



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                  6.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to otherwise applicable principles of conflicts of laws.



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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                           ORLEANS HOMEBUILDERS, INC.


                           By: /s/  Michael T. Vesey
                               -----------------------------------------------
                               Name:  Michael T. Vesey
                               Title:  President and Chief Operating Officer


                           /s/  Jeffrey P. Orleans
                          ----------------------------------------------------
                           Jeffrey P. Orleans



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                                    EXHIBIT A


Variable Rate Note due December 31, 2000 in the principal amount of $2,000,000.

Demand Note dated March 27, 1998 in the principal amount of $700,000.

Demand Note dated April 6, 1998 in the principal amount of $300,000.



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